Chyron International Corporation

-and-

MICHAEL KNIGHT

COMPROMISE AGREEMENT

WITHOUT PREJUDICE

AND

SUBJECT TO CONTRACT

THIS AGREEMENT is made on the  11  day of February 2004

BETWEEN: -

1. Chyron International Corporation, Danehill, Lower Earley, Reading, Berkshire, RG6 4PB (the "Company"); and

2. Michael Knight, Wasdale House, St Pauls Road, Woking, Surrey, GU22 7DZ (the "Employee").

RECITALS

(A) The Employee is employed by the Company under the terms of a contract of employment dated 13 September 1996 as amended on 6 November 2003 made between the Company and the Employee;

(B) The Company is entering into this Agreement for itself and as agent for its holding Company and subsidiaries within the meaning given by Section 736 of the Companies Act 1985 ("Associated Companies") and is duly authorised on their behalf;

(C) The Employee has received independent legal advice from a qualified lawyer as to the terms and effect of this Agreement.

IT IS AGREED as follows:

1 TERMINATION OF EMPLOYMENT

The Employee's employment with the Company is deemed to have terminated on 31 January 2004.

2 PAYMENT OF SALARY AND BENEFITS

2.1 The Company will pay to the Employee his normal remuneration including his accrued but untaken 13 days holiday pay and benefits including his monthly Car Allowance of GBP792 per month up to and including the Termination Date (less such sums as the Company is obliged by law to deduct by way of income tax and employee National Insurance contributions).

2.2 The Company confirms that it will either: -

2.2.1 at the Employee's option exercisable on notice on the Termination Date maintain the private health insurance cover for the Employee (as enjoyed by the Employee during his employment) for a period of six months from the Termination Date subject to the rules of the Scheme. The Employee acknowledges that in relation to the above benefit as is subject to liability for income tax during his employment and referred to in P11D's issued to him from to time in each tax year, he shall in connection with any income tax return to the Inland Revenue for the tax year 2003/2004 disclose the receipt by him of such above benefit as part of the overall compensation for loss of employment paid and/or provided to him in connection with the termination of his employment under the provisions of this Agreement; or

2.2.2 pay the Employee within 14 days of the Termination Date a sum equivalent to the cost to the Company of providing this benefit to the Employee as compensation for the loss of such benefits, which sum will be added to and form part of the Compensation Payment in Clause 3.1

2.3 The Company confirms that it will extend the Employee's Life Assurance cover and that a single employer's contribution will be made to the Employee's personal pension scheme in the sum of GBP10,307.58 (being equivalent to 16.6% of the Employee's gross salary per month until 31 July 2004 inclusive).

2.4 The Company shall pay the Employee within 14 days of the Termination Date GBP4,752 being a sum equal to the total aggregate of the monthly Car Allowance of GBP792 per month for 6 months from the Termination Date. The Employee acknowledges that in relation to the above benefit as is subject to liability for income tax during his employment and referred to in P11D's issued to him from to time in each tax year, he shall in connection with any income tax return to the Inland Revenue for the tax year 2003/2004 disclose the receipt by him of such above benefit as part of the overall compensation for loss of employment paid and/or provided to him in connection with the termination of his employment under the provisions of this Agreement.

3 COMPENSATION FOR LOSS OF EMPLOYMENT

3.1 As compensation for the termination of the Employee's employment (and provided that the Employee has returned to the Company a copy of this Agreement signed by him and his advisor and subject, at all times, to the Employee's continued compliance with the terms of this Agreement) the Company shall pay to the Employee the sum of GBP39,250 as compensation for the termination of his employment (the "Compensation Payment"). The Compensation Payment shall be paid within 14 days following the Termination Date and receipt by the Employee of a form P45;

3.2 The first GBP30,000 of the Compensation Payment will be paid by the Company without deductions for income tax or employee National Insurance contributions (to the extent this is permitted by law.)

4 Special Bonus and stock options

4.1 The Company shall pay within 14 days of the Termination Date to the Employee a one time special bonus equal to GBP14,166 (less deductions for PAYE income tax and employee National Insurance contributions.

4.2 The Company confirms that it will fully vest and extend selected option grants according to Schedule 3, through 31 December 2004, being the Stock option vesting/exercise period.

5 TAX INDEMNITY

5.1 The parties believe that the first GBP30,000 of the Compensation Payment can be paid without any deduction of tax or National Insurance Contributions, as it is a payment made in compensation for loss of employment. The Compensation Payment will therefore be paid to the Employee on the basis that this element of the Compensation Payment is tax-free (and as provided for in Clause 3.2 above) but the Company gives no warranty to this effect.

5.2 The Employee agrees that he will be responsible for the payment of any tax and other statutory deductions in respect of all or part of the Compensation Payment. The Employee agrees to indemnify the Company and each and every Associated Company on a continuing basis against all such liabilities (other than as may be prohibited by law and including, but not limited to, any interest, penalties, costs and expenses), which the Company or any Associated Company may incur by reason of the Compensation Payment. If the Company or any Associated Company is notified by the Inland Revenue or any other public authority of any claim that any such liabilities exist or may exist it will provide relevant details to the Employee so that he has the opportunity at his own expense to dispute any such payments with the Inland Revenue or other relevant authority.

6 COMPANY PROPERTY

6.1 Save as provided in Clause 6.2 below the Employee warrants that on or before the Termination Date he will return to the Company all documents and correspondence (including copies), keys, electronic passes, documents, recordings, photographs, laptop computer, computer software and hardware, computer discs, microfiches, mobile telephone, company credit or charge cards and any other property belonging to the Company or any Associated Company including any copies thereof. The Employee further warrants the he holds no copies of downloaded information or software belonging to the Company or any Associated Company and that he has disclosed all passwords or computer access codes pertaining to Company or any Associated Company equipment.

7 EXPENSES

7.1 The Company will reimburse the Employee for all expenses reasonably and properly incurred and accounted for in connection with the Employee's employment up to and including the Termination Date.

8 WAIVER OF CLAIMS

8.1 The Employee agrees to accept the Compensation Payment in full and final settlement of all claims listed below, whether at Common Law, under statute or pursuant to European Community Law which he has, or may have, against the Company, its officers, employees and ex-employees arising directly or indirectly from the Employee's employment by the Company or its termination for: -

i. unfair dismissal

ii. redundancy

iii. any bona fide expenses

iv. wrongful dismissal

v. breach of contract

vi. breach of the Transfer of Undertakings (Protection of Employment) Regulations 1981

vii. breach of the Working Time Regulations 1998

viii. breach of the Transnational Information and Consultation of Employees Regulations 1999

ix. race, sex and disability discrimination

x. personal injury claims that the Employee is aware of or should reasonably be aware of at the time of signing this Agreement.

8.2 The Employee warrants that he has no claims for holiday pay, outstanding pay, overtime, bonuses or commission or unlawful deductions from wages and, further, that he has raised any and all claims that he has or may be entitled to make against the Company in respect of his employment and its termination, whether contractual, statutory or otherwise and that other than the claims listed at sub-clause 8.1 above he warrants that he has no further claims or potential claims against the Company.

8.3 The Employee warrants that he has not and undertakes that he will not commence any legal or arbitration proceedings of any nature against the Company or any Associated Company in any jurisdiction in relation to his employment with the Company or any Associated Company and/or the termination of such employment.

9 REFERENCE

In consideration for the provisions of Clause 13 below, the Company agrees to provide a full and fair reference reflecting the Employee's true performance and track record if so requested by a prospective future Employer.

10 RESIGNATION FROM OFFICE

The Employee will provide to the Company his written resignation from the offices that he holds with the Company and any of its Associated Companies in the forms attached at Schedule 1 with effect from the Termination Date and shall execute such documents and do such other things as are necessary to give effect to such resignation.

11 FULL DISCLOSURE

The Employee warrants that he has made a full and frank disclosure to Michael Wellesley- Wesley of all material matters which might reasonably affect the willingness of the Company or any Associated Company to enter into this Agreement.

12 RESTRICTIONS ON DISCLOSURE

The Employee warrants that he will not hold himself out as representing the Company or any Associated Company or make to any third party any critical, misleading, untrue or derogatory remarks, comments or statements (whether orally or in writing) about the Company or any Associated Company or their officers, employees, investors, shareholders, suppliers, customers or clients.

13 CONFIDENTIALITY

13.1 In consideration of the Company agreeing to provide a prospective employer with an employer's reference reflecting the Employee's true performance and track record upon request the Employee acknowledges that: -

13.1.1 he continues to be bound by his implied duties as to confidentiality in respect of Confidential Information (including all private, confidential and/or secret information concerning the Company's or any Associated Company's business, business relationships or financial affairs, details of which are not in the public domain or generally known, such information being highly sensitive and highly confidential by reason of the damage that could be done to the Company's or any Associated Company's business to any disclosure to or use by any third party of any such information; and

13.1.2 he will not disclose the fact or contents of this Agreement without the prior written consent of the Company except to his partner or his professional advisers, the Inland Revenue or as otherwise required by law, and that he will otherwise make no statement or remark to any person or body (including, but not limited to, the press or other media) relating to the termination of his employment or this Agreement.

14 EMPLOYEE'S INDEPENDENT LEGAL ADVICE

14.1 The Employee warrants that he has before signing this Agreement taken advice from Nick Hobden of Thomson, Snell and Passmore (the "Legal Adviser") on the terms and effect of this Agreement and in particular its effect on his ability to pursue a complaint before an Employment Tribunal or a court.

14.2 It is a condition of this Agreement that the Employee's Legal Adviser provides the Certificate annexed to this Agreement at Schedule 2, for which in return the Company will pay upon presentation by the Legal Adviser an invoice made out to the Employee (but expressed to be payable by the Company) in the sum of GBP450 plus VAT in respect of the Employee's legal costs.

15 EMPLOYMENT LEGISLATION

15.1 The Company and the Employee confirm that the conditions regulating this Agreement under Section 203 of the Employment Rights Act 1996, Section 77 of the Sex Discrimination Act 1975, Section 72 of the Race Relations Act 1976, Section 288 of the Trade Union and Labour Relations (Consolidation) Act 1992, Section 9 Disability Discrimination Act 1995 and Section 35 of the Working Time Regulations 1998 are satisfied.

16 MISCELLANEOUS PROVISIONS

16.1 In this Agreement "Associated Company" includes the Company, Pro-bel Limited and any company forming part of the Chyron Corporation which from time to time is a subsidiary or a holding company of the Company or a subsidiary of such holding company and "subsidiary" and "holding company" will have the meanings attributed to them by Section 736 of the Companies Act 1985.

16.2 If the Employee: -

(i) breaches any material term of this Agreement and/or;

(ii) in breach of this Agreement commences proceedings against the Company or any Associated Company;

then he agrees to immediately repay upon request by the Company a sum equal to the loss suffered by the Company or any Associated Company which in the reasonable opinion of the Company's board the Company or the Associated Company has sustained as a result of any breach by the Employee of (i) above and/or the amount sought by the Employee by way of compensation or damages as a result of action anticipated in (ii) above. The Employee agrees and accepts that any such sums shall be recoverable as a debt.

16.3 This Agreement shall be construed in accordance with the law of England and Wales and the parties submit to the exclusive jurisdiction of the English and Welsh courts.

16.4 This Agreement although marked "without prejudice" and "subject to contract" will upon signature by all parties be treated as an open document evidencing an agreement binding on the parties.

16.5 This Agreement may be executed by the parties in counterpart which taken together shall constitute one agreement.

SIGNED by

For and on behalf of Chyron International /s/ M. I. Wellesley-Wesley

M. I. Wellesley-Wesley

in the presence of: /s/ Peter Ead

Peter Ead

SIGNED by /s/ Michael Knight

MICHAEL KNIGHT

in the presence of /s/ Peter Ead

Peter Ead

SCHEDULE 1

Wasdale House

St Pauls Road

Woking

Surrey GU22 7DZ

The Directors

Chyron Streaming Services Limited

Danehill

Lower Earley

Reading

Berkshire

RG6 4PB

Dear Sirs

I hereby resign effective from 31 January 2004 as a director of Chyron Streaming Services Limited and confirm that I have no claim for compensation for such loss of office except as set out in the Agreement between the Company and I dated 31 January 2004.

Yours faithfully

/s/ Michael Knight

MICHAEL KNIGHT

SCHEDULE 2

I, Nicholas Hobden, Partner in the firm of Thomson Snell and Passmore of 3 Lonsdale Gardens, Tunbridge Wells, Kent, TN1 1NX hereby confirm as follows:

1. I have given independent legal advice to Michael Knight as to the terms and effect of the agreement to which this Certificate is scheduled, and in particular its effect on his ability to pursue his rights, if any, before an Employment Tribunal.

2. I am a Solicitor of the Supreme Court, that I hold a current Practising Certificate and that the statutory requirements of Section 203 of the Employment Rights Act 1996, Regulation 35 of the Working Time Regulations, Section 77 of the Sex Discrimination Act 1975, Section 72 of the Race Relations Act 1976 and Section 9(3) of the Disability Discrimination Act 1995 relating to Compromise Agreements have been met.

3. I am not acting (and have not acted) in relation to this matter for the Company or any Associated Company.

4. That at the date I gave the advice and as at the date hereof this firm was and is covered by a contract of insurance or other appropriate indemnity as required by Section 203(2)(d) of the Employment Rights Act 1996 which covers the risk of a claim by Michael Knight in respect of any loss arising in consequence of that advice.

SIGNED:/s/ Nicholas Hobden

Nicholas Hobden

Solicitor of the Supreme Court

Dated 11 February 2004

SCHEDULE 3
	Grant Date	Option Amount	Option Price
1.	10/27/99	10,000	$0.75
2.	07/25/01	30,000	$0.55
3.	12/13/02	40,000	$0.27
4.	11/07/03	25,000	$0.35